Exhibit 10.1

FOURTH AMENDMENT AGREEMENT

FOURTH AMENDMENT AGREEMENT, dated as of March 7, 2019 (this "Agreement"), by and among Seelos Corporation (formerly known as Seelos Therapeutics, Inc.), a Delaware corporation ("Seelos Delaware"), Seelos Therapeutics, Inc. (formerly known as Apricus Biosciences, Inc.), a Nevada corporation ("Seelos Nevada" and collectively, the combined and surviving company with Seelos Delaware, the "Company"), and the investor listed on the signature pages attached hereto (the "Investor"). All terms used and not defined herein are used as defined in the Securities Purchase Agreement and the Warrants (each as defined below), as applicable.

WHEREAS, Seelos Nevada and Seelos Delaware entered into that certain Securities Purchase Agreement, dated as of October 16, 2018 (as amended pursuant to those certain Amendment Agreements, dated November 16, 2018, by and among the parties thereto (the "First Amendment"), those certain Second Amendment Agreements, dated January 4, 2019, by and among the parties thereto (the "Second Amendment") and those certain Third Amendment Agreements, dated January 16 2019, by and among the parties thereto (the "Third Amendment"), the "Securities Purchase Agreement"), with the Investor, a Buyer, and the other Buyers listed on the signature pages attached thereto;

WHEREAS, pursuant to the Securities Purchase Agreement: (i) on January 24, 2019, Seelos Delaware issued to the Investor (x) the number of Initial Common Shares set forth opposite the Investor's name in column (3) of the Schedule of Buyers attached to the Securities Purchase Agreement and (y) up to the number of Additional Common Shares set forth opposite the Investor's name in column (4) of the Schedule of Buyers attached to the Securities Purchase Agreement and (ii) on January 31, 2019, Seelos Nevada issued to the Investor (x) Series A Warrants to acquire Apricus Common Stock in the form attached as Exhibit B-1 to the Securities Purchase Agreement (the "Series A Warrants") and (y) Series B Warrants to acquire Apricus Common Stock in the form attached as Exhibit B-2 to the Securities Purchase Agreement (the "Series B Warrants" and, together with the Series A Warrants, the "Warrants"), in each case, subject to the terms and conditions set forth in the Securities Purchase Agreement;

WHEREAS, Section 9 of the Warrants provides that written consent of the Required Holders (as defined therein) shall be required for any change or amendment to the Warrants; and

WHEREAS, in compliance with Section 9 of the Warrants, this Agreement shall only be effective and binding on all Holders upon the execution and delivery of this Agreement and agreements in form and substance identical to this Agreement (other than with respect to the identity of the Investor and proportional changes reflecting the different holdings of the Holders) (the "Other Agreements" and together with this Agreement, the "Agreements") entered into by and among Seelos Delaware, Seelos Nevada and such other Holders who, collectively with the Investor, represent the Required Holders (as defined in each of the Securities Purchase Agreement, each of the Series B Warrants and each of the Series A Warrants) (such time, the "Effective Time").

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Amendments.

(A)   The first part of Section 1(f)(2) of each of the Series B Warrants is hereby amended and restated as follows (changes shown below):

"Notwithstanding anything to the contrary contained herein, until ~~the tenth (10th) Trading Day immediately following the Reservation Date,~~March 21, 2019, inclusive of such date (the "Restricted Period"), . . ."

(B)   The definition of "End Reset Date" set forth in Section 17(p) of each of the Series B Warrants is hereby amended and restated as follows (changes shown):

""End Reset Date" means ~~the forty-fifth (45th) Trading Day immediately following each of the following:~~

~~1. each date on which a Registration Statement registering any Registrable Securities for resale by the Holder is declared effective by the SEC and/or is available for use;~~

~~2. if there is no effective Registration Statement(s) that is available for use registering all of the Underlying Securities for resale by the Holder on the earlier to occur of (x) the Rule 144 Date and (y) July 24, 2019 (such earlier date, the "Six Month Reset Date") then, the Six Month Reset Date; and~~

~~3. if a Public Information Failure has occurred at any time following the Six Month Reset Date, the earlier to occur of (x) the date that such Public Information Failure is cured and no longer prevents the Holder from selling all Underlying Securities pursuant to Rule 144 without restriction or limitation and (y) the earlier to occur of (I) the date the Holder can sell all Underlying Securities pursuant to Rule 144 without restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) and (II) January 24, 2020.~~ March 7, 2019."

(C)   The definition of "End Reset Measuring Date" set forth in Section 17(q) of each of the Series B Warrants is hereby amended and restated as follows (changes shown):

""End Reset Measuring Date" means February 14, 2019." ~~each date that is forty-five (45) Trading Days immediately preceding each End Reset Date.~~

(D)   The definition of "Interim Reset Date" set forth in Section 17(w) of each of the Series B Warrants is hereby amended and restated as follows (changes shown):

""Interim Reset Date" means ~~each of the ninth (9th) Trading Day, the eighteenth (18th) Trading Day, the twenty-seventh (27th) Trading Day and the thirty-sixth (36th) Trading Day , in each case, immediately following each End Reset Measuring Date.~~February 27, 2019."

(E)   The definition of "Reset Period" set forth in Section 17(kk) of each of the Series B Warrants is hereby amended and restated as follows (changes shown):

""Reset Period" means the period beginning on the End Reset Measuring Date and ending on the ~~applicable~~ Interim Reset Date."

(F)   The definition of "Reset Price" set forth in Section 17(ll) of each of the Series B Warrants is hereby amended and restated as follows (changes shown):

""Reset Price" means, as to the Interim Reset Date, eighty percent (80%) of the arithmetic average of the five (5) lowest Weighted Average Prices of the Common Stock during the ~~applicable~~ Reset Period ~~immediately preceding the applicable Reset Date~~ (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) and, as to the End Reset Date, $1.3389."

(G)   The first part of Section 5(s) of the Securities Purchase Agreement is hereby amended and restated such that "Variable Securities. Until the date that is three years following the Closing Date . . ." is replaced with "Variable Securities. Until March 29, 2019 . . ."

(H)   All references in the Series A Warrants to the Series B Warrants shall be deemed to refer to the Series B Warrants, as amended pursuant this Agreement, and as may be further amended or restated from time to time.

2.    Effectiveness. This Agreement shall become effective as of the Effective Time.

3.    Ratifications. Except as otherwise expressly provided herein, each Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that (i) all references in the Securities Purchase Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Securities Purchase agreement shall mean the Securities Purchase Agreement as amended by the First Amendment, the Second Amendment, the

Third Amendment and this Agreement and (ii) all references in the Warrants to "this Warrant", "hereto", "hereof", "hereunder" or words of like import referring to the Warrants shall mean the Warrants as amended by the First Amendment, the Second Amendment, the Third Amendment and this Agreement.

4.    Representations and Warranties. The Investor represents and warrants to the Company, and the Company represents and warrants to the Investor as of the date hereof and as of the Effective Time that: Such Person is an entity duly organized and validly existing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement; this Agreement has been duly executed and delivered on behalf of such Person, and this Agreement constitutes the valid and legally binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies; the execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Person, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Person is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Person, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Person to perform its obligations hereunder.

5.    Disclosure. On or before 8:30 a.m., New York City time, on March 8, 2019, the Company shall file a prospectus supplement to the Registration Statement on Form S-3 (File No. 333-229490) and file a Current Report on Form 8-K, each describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement as an exhibit to such filing (the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, the Company hereby acknowledges and agrees that the Investor shall not be in possession of any material, nonpublic information received from the Company, any of their respective Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, that is not disclosed in the 8-K Filing. The Company understands and confirms that the Investor will rely on the foregoing in effecting transactions in securities of the Company.

6.    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof to the fullest extent enforceable under applicable law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.    Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9.    Amendments. Any amendments or modifications hereto must be executed in writing by all parties hereto, provided, for the avoidance of doubt, that any amendment to any of the Transaction Documents shall be effected in accordance with the terms of the applicable Transaction Document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SEELOS THERAPEUTICS, INC.

By:	_________________________________
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer

SEELOS CORPORATION

By:	_________________________________
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer

[Signature Page to 4th Amendment Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

INVESTOR:

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

[Signature Page to 4th Amendment Agreement]